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                                                                    Exhibit 10.6



Century II                                1


                                                            RESIDENTIAL PROPERTY


                          PROPERTY MANAGEMENT AGREEMENT

This Agreement is made as of the 1st day of January, 2002 between the undersigned, KR5 Acquisition Company, L.L.C., a Delaware limited liability company, (the "Owner") and the undersigned BRI OP LIMITED PARTNERSHIP, (the "Agent").

         1. APPOINTMENT AND ACCEPTANCE. The Owner appoints the Agent as exclusive agent for the management of the property described in Section 2 of this Agreement, and the Agent accepts the appointment, subject to the terms and conditions set forth in this Agreement.

         2. DESCRIPTION OF THE PROJECT. The property to be managed by the Agent under this Agreement (the "Project") is a housing development consisting of the land, buildings, and other improvements located in Cockeysville, Maryland and known as Century II Apartments, containing 468 dwelling units.

         3. BASIC INFORMATION. The Agent will thoroughly familiarize itself with the character, location, construction, layout, plan and operation of the Project, and especially the electrical, plumbing, air-conditioning and ventilating systems, the elevators and all other mechanical equipment.

         4. MARKETING. The Agent will carry out the marketing activities designed to attract tenants as described below.

         5. RENTALS. The Agent will offer for rent and will rent the dwelling units and commercial space, if any, in the Project. Incident thereto, the following provisions will apply:

         a.       The Agent will show the Project to prospective tenants;

         b. The Agent will take and process applications for rentals. If an application is rejected, the applicant will be told the reason for rejection, and will be given the rejected application, with reason for rejection noted. A current list of prospective tenants will be maintained;

         c. The Agent will prepare all dwelling leases and, unless otherwise directed by the Owner, will execute the same in its name, identifying itself thereon as agent for the Owner. Dwelling leases will be in a form approved by the Owner;

         d. The Owner will furnish the Agent with rent schedules, showing contract rents for dwelling units, and other charges for facilities and services. The Agent will periodically review such rent schedules and make recommendations to the Owner with respect to changes thereto;


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Century II                                2

         e. The Agent will collect, deposit, and disburse security deposits, if required, in accordance with the terms of each tenant's lease;

         f. The Agent will negotiate and prepare commercial leases and concession agreements, if the Project shall now or hereafter contain any commercial space, and will execute the same in its name, identified thereon as agent for the Owner, subject to the Owner's prior approval of all terms and conditions; and

         g. The Agent will perform periodic market surveys with respect to the market area in which the Project is located.

         6. COLLECTION OF RENTS AND OTHER RECEIPTS. The Agent will collect, when due, all rents, charges and other amounts receivable for the Owner's account in connection with the management and operation of the Project. Such receipts will be deposited in an account, separate from all other accounts and funds, with a bank whose deposits are insured by the Federal Deposit Insurance Corporation. This account will be carried in the Owner's name and designated of record as KR5 Acquisition Company, L.L.C. d/b/a "Century II Apartments" (the "Project Rental Account"). Subject to compliance with Section 11 hereof, the Agent is, however, hereby authorized to make deposits to and withdrawals from the Project Rental Account as agent for the Owner.

         7. ENFORCEMENT OF LEASES. The Agent will secure full compliance by each tenant with the terms of such tenant's lease. Voluntary compliance will be emphasized, but the Agent may lawfully terminate any tenancy when, in the Agent's judgment, sufficient cause (including but not limited to non-payment of rent) for such termination occurs under the terms of the tenant's lease. For this purpose, the Agent is authorized to consult with legal counsel, to be designated by the Owner, to bring actions for eviction against such tenants; provided, however, the Agent shall keep the Owner informed of such actions and shall follow such instructions as the Owner may prescribe for the conduct of any such action. Subject to the Owner's approval, attorney fees and other necessary costs incurred in connection with such actions will be paid out of the Project Rental Account as Project expenses.

         8. MAINTENANCE AND REPAIR. The Agent will maintain the Project in good repair and in compliance with local codes, and in a condition at all times acceptable to the Owner, including, but not limited to, cleaning, painting, decorating, plumbing, carpentry, grounds care, and such other maintenance, repair, remodeling and refurbishing work as may be necessary, subject to any limitations imposed by the Owner in addition to those contained herein. The Agent will also assist the Owner in identifying and implementing capital improvements to the Project.

The Agent will perform such periodic physical inspections as shall be appropriate in connection therewith. Incident thereto, the following additional provisions will apply:

         a. Special attention will be given to preventive maintenance, and, to the extent feasible, the services of regular maintenance employees will be used;


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Century II                                3


         b. Subject to the Owner's prior approval, the Agent will negotiate, review and sign, on behalf of the Owner, contracts with qualified independent contractors for the maintenance and repair of heating and air-conditioning systems and elevators, and for extraordinary repairs to such items and other assets of the Project, which are beyond the capability of regular maintenance employees;

         c. The Agent will systematically and promptly receive and investigate all service requests from tenants, take such action thereon as may be justified, and will keep records of the same. Emergency requests will be received and serviced on a twenty-four (24) hour basis. Complaints of a serious nature will be reported to the Owner after investigation;

         d. The Agent is authorized to purchase all materials, equipment, tools, appliances, supplies and services necessary to the proper maintenance and repair of the Project; and

         e. Notwithstanding any of the foregoing provisions, the prior approval of the Owner will be required for any expenditure which exceeds Five Thousand Dollars ($5,000) in any one instance for labor, materials or otherwise, in connection with the maintenance and repair of the Project, except for recurring expenses within the limits of the operating budget and emergency repairs involving manifest danger to persons or property or required to avoid suspension of any necessary service to the Project. In the latter event, the Agent will inform the Owner of the facts as promptly as possible.

         9. UTILITIES AND SERVICES. In accordance with the operating budget, the Agent will make arrangements for water, electricity, gas, sewage and trash disposal, vermin extermination, decorating, laundry facilities, and telephone service. Subject to the Owner's prior approval, the Agent will make such contracts as may be necessary to secure such utilities and services.

         10. NONCUSTOMARY SERVICES. Notwithstanding any contrary provision in this Agreement, the Owner shall cause any services, in connection with the rental of the Project, that are not customarily furnished to tenants of comparable buildings in the region (including, but not limited to, the provision of maid service and the furnishing of parking facilities, other than on a complimentary, unreserved basis), to be performed by an entity qualifying as an independent contractor.

         11. EMPLOYEES. Except as otherwise agreed, all on-site personnel will be employees of the Owner, for purposes of their compensation, and not the Agent, but will be hired, paid,


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Century II                                4


supervised, and discharged through the Agent, in the Agent's sole discretion, subject to the following conditions:

         a. The resident manager will have duties of the type usually associated with this position;

         b. Compensation (including fringe benefits) of bookkeeping, clerical, and other managerial personnel will be within the Agent's sole discretion, provided minimum wage standards are met;

         c. The Owner will reimburse the Agent for the compensation (including fringe benefits) payable to the on-site management and maintenance employees, and for all local, state and federal taxes and assessments (including, but not limited to, Social Security taxes, unemployment insurance, and Workman's Compensation insurance) incident to the employment of such personnel. Such reimbursements will be paid out of the Project Rental Account and will be treated as Project expenses; and

         d. Compensation (including fringe benefits) payable to the on-site staff, and all bookkeeping, clerical and other managerial personnel, plus all local, state and federal taxes and assessments incident to the employment of such personnel will be borne solely by the Project, and will not be paid out of the Agent's management fee. The rental value of any dwelling unit furnished rent-free to on-site personnel will be treated as a cost of the Project.

         12. DISBURSEMENTS FROM PROJECT RENTAL ACCOUNT.

         a. From the funds collected and deposited by the Agent in the Project Rental Account, either the Owner or the Agent, as shall be determined from time to time by the Owner, will make the following disbursements, when payable:

                  (1) Reimbursement to the Agent for compensation payable to the employees specified in Section 11 above, and for the taxes and assessments payable to local, state and federal governmental agencies;

                  (2) All sums otherwise due and payable by the Owner as expenses of the Project, including compensation payable to the Agent for its services hereunder and expenses of the Project incurred by the Agent under the terms of this Agreement;

                  (3) Any payment required to be made monthly by the Owner to any mortgagee of the Project, including the amounts due under the mortgage for principal amortization, interest, ground rents, taxes and assessments, and fire and other hazard insurance premiums;


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Century II                                5


         b. Except for the disbursements mentioned above, funds will be disbursed or transferred from the Project Rental Account only as the Owner may from time to time direct; and

         c. In the event the balance in the Project Rental Account is at any time insufficient to pay disbursements due and payable under Section 12(a) above, the Agent will inform the Owner of that fact and Owner shall immediately deposit sufficient funds. In no event will the Agent be required to use its own funds to pay such disbursements.

         13. RECORDS AND REPORTS. The Agent will have the following responsibilities with respect to records and reports:

         a. The Agent will establish and maintain a comprehensive system of records, books and accounts in a manner satisfactory to the Owner;

         b. With respect to each fiscal year ending during the term of this Agreement, the Agent will furnish an annual financial report. The Agent will also prepare and review budgets and cash flow projections for the Project in such manner and at such times as may be agreed with the Owner;

         c. The Agent will furnish such information (including occupancy reports) as may be reasonably requested by the Owner from time to time with respect to the financial, physical, or operating condition of the Project; and

         d. By the twenty-fifth (25th) day of each month, the Agent will furnish the Owner with a statement of receipts and disbursements during the previous month, a schedule of accounts receivable and payable, as of the end of the previous month and reconciled bank statements for the Project Rental Account, as of the end of the previous month.

         14. ON-SITE MANAGEMENT FACILITIES. Subject to the further agreement of the Owner and the Agent as to more specific terms, the Agent will maintain a management office within the Project, for the convenience of the Owner, for the sole purpose of the Agent's performing its duties under this Agreement, and the Owner will make no rental charge for such office.

         15. INSURANCE. The Owner will inform the Agent of insurance to be carried with respect to the Project and its operations, and the Agent, when authorized by the Owner, will cause such insurance to be placed and kept in effect at all times. The Agent will pay premiums out of the Project Rental Account, as an expense of the Project. All insurance will


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Century II                                6


be placed with such companies, on such conditions, in such amounts, and with such beneficial interests appearing thereon as shall be acceptable to the Owner and shall be otherwise in conformity with any mortgage relating to the Project, provided that the same will include public liability coverage, with the Agent designated as one of the insured, in amounts acceptable to the Owner, Agent and any mortgagee of the Project. The Agent will investigate and furnish the Owner with full reports as to all accidents, claims, and potential claims for damage relating to the Project and will cooperate with the Owner's insurers in connection therewith.

         16. AGENT'S COMPENSATION. The Agent will be compensated for its service under this Agreement by monthly fees to be paid out of the Project Rental Account to be treated as Project expenses. Such fees will be payable monthly. Each such monthly fee will be in an amount equal to five percent (5%) of the gross receipts (including rentals and other operating income of the Project) actually received during the preceding month.

         17. INDEMNIFICATION BY THE OWNER. The Owner shall indemnify and hold harmless the Agent from all liability, claims, damages or loss arising out of the performance of its duties hereunder, and related expenses, including reasonable attorneys' fees, to the extent such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance; provided, however, that the Agent shall be entitled to indemnification, under this Section 17, only if the Agent, in connection with any liability, damages, claim or loss for which it seeks indemnity, acted in a manner which would not constitute gross negligence or willful misfeasance.

         18. INDEMNIFICATION BY THE AGENT. The Agent shall indemnify and hold harmless the Owner from contract or other liability, claims, damages, losses and related expenses, including attorneys' fees, to the extent that such liability, claims, damages, losses and related expenses are not fully reimbursed by insurance and are incurred by the Owner by reason of the Agent's deliberate dishonesty or gross negligence.

         19. RIGHT TO ASSIGN. The Agent may assign some or all of its rights or obligations under this Agreement, provided that the Agent remains principally responsible hereunder, and the Owner is given notice of such assignment. The Owner may assign its rights and obligations under this Agreement to any successor in title to the Property, and upon any such assignment, the Owner shall be relived of all liability accruing after the effective date of such assignment.

         20. TERM OF AGREEMENT. This agreement shall be in effect for a period commencing on the date hereof. This agreement may be terminated, without penalty, by written notice of either party to the other as of the end of any calendar month, provided at least thirty (30) days advance notice thereof is given.


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Century II                                7


         IN WITNESS WHEREOF, the parties hereto (by their duly authorized representatives) have executed this Agreement as of the date first above written.

OWNER:                                       AGENT:

KR5 ACQUISITION COMPANY, L.L.C.              BRI OP LIMITED PARTNERSHIP
                                             By:  Berkshire Apartments, L.L.C.,
                                                  its general partner
By:  /s/ David C. Quade
    --------------------------
Its: Executive Vice President
                                             By: /s/ Kenneth J. Richard
                                                -------------------------------
                                             Its: Senior Vice President